SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2005

Newtek Business Services, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Quentin Roosevelt Blvd., Garden City, New York	11554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 390-2260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. The words “believe,” “will be able,” “anticipate,” “estimate,” “should,” “will,” “expect,” “continue,” “intend” or similar words are intended to identify forward-looking statements. Such statements involve risks and uncertainties that exist in the operations and business environment of Newtek Business Services, Inc. that could render actual outcomes and results materially different than predicted. Our forward-looking statements are based on assumptions about many factors, including, but not limited to: changes in interest rates or the general economy of the markets in which we operate; economic, technological or regulatory changes affecting the businesses conducted and to be conducted by us; our ability to employ and retain qualified employees; changes in government regulations that are applicable to our regulated small business lending; our ability to identify and complete acquisitions and successfully integrate the businesses we acquire; changes in the demand for the services we or our affiliates offer; the degree and nature of competition; and general volatility of the capital markets and the market price of our common stock. While we believe that our assumptions are reasonable at the time forward-looking statements were made, we caution that it is impossible to predict the actual outcome of numerous factors and, therefore, readers should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update such statements in light of new information or otherwise.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)(1) On August 16, 2005, Newtek Business Services, Inc., or Newtek, concluded that the financial statements in its previously filed Form 10-Q for the quarter ended March 31, 2005 and the operational results for the previously released quarter ended June 30, 2005 should no longer be relied upon.

(2) Newtek, acting through its management and the Audit Committee of the Board of Directors, has determined to restate the financial statements due to the need to record a write-off of a loan which was determined to be uncollectible during the period of April 25 – May 3, 2005, prior to the filing of the Form 10-Q for the quarter ended March 31, 2005. The write-off amounting to $550,000 should have been recorded as a Type I Subsequent Event and reflected as an increase in the provision for loan losses in the quarter ended March 31, 2005. This restatement has also resulted in a decrease in this item for the quarter ended June 30, 2005. The results of operations for the six months ended June 30, 2005 as previously released on August 10, 2005 will be unaffected by this restatement.

Newtek implemented changes to its internal control policies on August 17, 2005 to address this issue and has, among other things, (i) caused the personnel responsible for this reporting function, the Risk Management Committee of Newtek Small Business Finance, Inc., or NSBF, to meet on a monthly basis instead of quarterly and as needed, (ii) added as permanent members of the Risk Management Committee the Controller of NSBF and the Chief Financial Officer of Newtek and (iii) required that copies of written requests for all proposed charge offs or specific reserves of $100,000 or more be provided by the Vice President of Asset Management to the Controller and CFO of Newtek as well as NSBF’s Controller.

(3) Newtek discussed the matter disclosed above with the Audit Committee of the Board of Directors and its independent registered public accounting firm.

The press release issued by Newtek with respect to its late filing and restatement is attached as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Newtek Business Services Reports Restatement of First Quarter Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2005

NEWTEK BUSINESS SERVICES, INC.

	By:	/s/ Barry Sloane
	Name:	Barry Sloane
	Title:	Chairman of the Board, Chief Executive Officer, and Secretary